PROMISSORY NOTE

$40,000.00                                             Mission Viejo, California
                                                                December 9, 1991

         For value received, the undersigned hereby promises to pay to Personal Computer Products, Inc., a Delaware corporation, or order ( the "Holder" ) at 10865 Rancho Bernardo Road, San Diego, California, the principal amount of Forty Thousand Dollars ($40,000.00), plus interest accrued thereon.

         This Promissory Note shall bear 10 percent simple interest per annum, whether prior to or after maturity. Interest shall accrue from and after January 1, 1992.

         Accrued interest shall be payable on the first day of each calendar month, beginning April 1992. Principal payments of Five Thousand Dollars ($5,000.00) each shall be payable on the first day of each calendar month, beginning April 1992.

         Upon the happening of any of the following events, Holder may, at its option, declare immediately due and payable the entire unpaid principal amount of this Promissory Note, together with all interest thereon, plus any other amounts payable at the time of such declaration pursuant to this Promissory Note. Such events are the following: (1) failure to make any installment payment, if any, as it falls due; (2) the maker of this Promissory Note ("Maker") shall admit in writing its inability to pay its debts as they become due, shall make a general assignment for the benefit of creditors or shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or (3) an involuntary petition shall be filed against Maker under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors unless such petition shall be dismissed or vacated within sixty (60) days of the date thereof.

         This Promissory Note may be prepaid, in whole or in part, at any time without penalty. Moreover, if Maker prepays this Promissory Note in full on or before June 30, 1992, all interest payments previously made shall be credited directly against principal.

         The acceptance by Holder of any payment hereunder which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to accelerate at that time or any subsequent time or nullify any prior acceleration without the express consent of Holder except as and to the extent otherwise provided by law.

         The Maker waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Promissory Note, and expressly agrees that this Promissory Note, or any payment hereunder, may be extended from time to time and consent to the acceptance of security, if any, or the release of security, if any, from this Promissory Note, all without in any way affecting the liability of the Maker.
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         The right to plead any and all statutes of limitations as a defense to any demand on this Promissory Note, or any guaranty hereof, or any agreement to the same, or any instrument securing this Promissory Note, or any and all obligations or liabilities arising out of or in connection with this Promissory Note, is expressly waived by Maker to the fullest extent permitted by law.

         No extension of the time for the payment of this Promissory Note, or any installment hereof, made by agreement by the Holder hereof with any person now or hereafter liable for the payment of this Promissory Note shall affect the original liability under the terms of this Promissory Note by maker even if it is not a party to such agreement.

         If Holder should institute collection efforts, of any nature whatsoever, to attempt to collect any and all amounts due hereunder upon the default of Maker, Maker shall be liable to pay to Holder immediately and without demand all reasonable costs and expenses of collection incurred by Holder, including without limitation reasonable attorneys fees, whether or not suit or other action or proceeding be instituted and specifically including but not limited to collection efforts that may be made through a bankruptcy court.

         The provisions of this Promissory Note are intended by Maker to be severable and divisible and the invalidity or unenforceability of a provision or term herein shall not invalidate or render unenforceable the remainder of this Promissory Note or any part thereof.

         This Promissory Note shall be governed by and construed and interpreted in accordance with the internal laws of the State of California.

                                    WILKES PUBLISHING CORPORATION



                                    By:      /s/ Arthur Wilkes
                                        ----------------------------
                                    --------------------------------
                                    President


                                   By:
                                        ----------------------------
                                   ---------------------------------
                                   Secretary